Exhibit 3.02

BY-LAWS
OF
OKLAHOMA GAS AND ELECTRIC COMPANY
(Complete with all amendments to and including May 19, 2011)

ARTICLE I
OFFICES

Section 1.          Registered Office. The registered office of the Corporation shall be in the City of Oklahoma City, County of Oklahoma, State of Oklahoma.

Section 2.          Other Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
SEAL

The corporate seal shall have inscribed thereon the name of the Corporation, the word “Oklahoma” and the word “seal.” Said seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

ARTICLE III
STOCKHOLDERS

Section 1.          Regular Meetings. An annual meeting of stockholders shall be held on such date and at such time as may be designated by the Board of Directors.

Section 2.          Special Meetings. Except as otherwise mandated by Oklahoma law, special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors and by the President of the Corporation.

Section 3.          Time and Place. All meetings of stockholders shall be held at the time and place designated by the Board of Directors.

Section 4.          Notice. Written notice of each meeting of stockholders, stating the time and place, and, in case of a special meeting, the purpose, shall be given at least ten (10) days prior to the meeting, by mail, to each stockholder entitled to vote at such meeting.

If any meeting of the stockholders be adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken; provided, however, that in the event such meeting be adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

Notice of the time, place, and purpose of any meeting of stockholders, may be waived in writing by any stockholder and shall be waived by the stockholder’s attendance in person or by proxy at such meeting.

Section 5.          Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of the stockholders shall constitute a quorum for the transaction of business except as otherwise provided by Oklahoma law or the Corporation’s Amended and Restated Certificate of Incorporation. In the absence of a quorum, any meeting may be adjourned from time to time.

The stockholders present at any meeting duly called or held at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than the number required originally to constitute a quorum.

Section 6.          Voting. Every registered stockholder at the date fixed for the determination of the persons entitled to vote at a meeting of stockholders, or, if no date has been fixed, then at the date of the meeting, shall be entitled at such meeting to one vote for each share standing in the stockholder’s name on the books of the Corporation.

A stockholder may cast a vote in person or by proxy. The appointment of a proxy shall be in writing filed with the Secretary of the Corporation at or before the meeting.

All elections and all questions submitted shall be decided by a majority vote, except as otherwise provided by Oklahoma law or the Corporation’s Amended and Restated Certificate of Incorporation. For these purposes, majority vote means the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

Section 7.          Stockholder Action. Except as otherwise required by Oklahoma law, any action required or permitted to be taken by the stockholders of the Corporation may be effected without such a meeting by a consent signed in writing by holders of the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE IV
BOARD OF DIRECTORS

Section 1.          Number; Election; Term of Office; Vacancies; Removal. (a) The number of directors of the Corporation shall be fixed from time to time by the Board of Directors, but shall be no more than 15; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The directors elected at or prior to the annual meeting of stockholders in 2010 shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with each class of directors to serve for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualified, subject to earlier death, resignation or removal.   At each annual meeting of the stockholders after the annual meeting of stockholders in 2010, the directors shall be elected for terms expiring at the next annual meeting of stockholders and until their successors are elected and qualified, subject to earlier death, resignation or removal; provided that the directors elected at or prior to the 2010 annual meeting of stockholders shall continue to serve until their terms expire.   In each case, directors shall hold office until their successors are elected and qualified.

(b)   Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(c)   Any director may be removed from office, with or without cause, only by the affirmative vote of the holders of at least a majority of the then outstanding shares of the Corporation’s stock entitled to vote generally, voting together as a single class.

Section 2.          Powers Generally. In addition to the powers and authorities by these By-laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Corporation’s Amended and Restated Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

Section 3.          Indemnification of Directors and Officers. Indemnification of officers, directors, employees and agents of corporations against expenses due to certain actions.

(a)   The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)   The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the

Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the District Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the District Court or such other court shall deem proper.

(c)         To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d)   Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

(e)   Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Section 3.

(f)   The indemnification provided by this Section 3 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g)   The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section.

Section 4.          Compensation. The Board of Directors, by resolution, shall fix the compensation of the directors and provide for expenses incident to their attendance of meetings of the Board; provided, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation and expenses therefor. Members of special or standing committees may be allowed compensation and expenses for attending committee meetings.

Section 5.          Organizational Meeting. The first meeting of each newly elected Board shall be held immediately after their election for the purpose of organization and transaction of such business as may properly come before it. No notice of such meeting shall be necessary to the newly elected directors, provided a majority of the whole Board shall be present.

Section 6.          Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 7.          Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, or in his or her  absence by the President, on one (1) day’s notice to each director, either personally or by mail, facsimile or electronic transmission. Special meetings shall be called by the Chairman of the Board, the President, a Vice President or Secretary in like manner and on like notice on the written request of two directors.

Section 8.          Quorum. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by Oklahoma law or by the Corporation’s Amended and Restated Certificate of Incorporation. Unless otherwise provided by Oklahoma law, at each meeting of the Board of Directors, the presence of a majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In case at any meeting of the Board of Directors a quorum shall not be present, the members of the Board of Directors present may by majority vote adjourn the meeting from time to time until a quorum shall attend.

Section 9.          Committees. The Board of Directors may establish and provide for such special or standing committees as they may deem advisable and may prescribe their duties.

Section 10.        Meeting by Conference Telephone. Members of the Board of Directors or of any committee of the Board of Directors may participate in and act at any meeting of the Board or committee by means of conference telephone or other communications equipment through which all persons participating in the meeting can hear each other. Participation in such a meeting shall be equivalent to attendance and presence in person at the meeting of the person or persons so participating.

Section 11.        Informal Action by Directors. Any action required by the Oklahoma General Corporation Act to be taken at a meeting of the Board of Directors of the Corporation, or any other action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof, or by all members of such committee, as the case may be.

The consent shall be evidenced by one or more written approvals, each of which sets forth the action taken and bears the signature of one or more directors. All the approvals evidencing the consent shall be delivered to the Secretary to be filed in the corporate records. The action taken shall be effective when all the directors or all members of a committee have approved the consent unless the consent specifies a different effective date.

Any consent signed by all the directors or all the members of a committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State under the Oklahoma General Corporation Act.

ARTICLE V
OFFICERS

Section 1.          Number. The officers of the Corporation may consist of a Chairman of the Board, a President, one or several Vice Presidents, a Treasurer, one or more assistant treasurers (if elected by the Board of Directors), a Secretary, one or more assistant secretaries (if elected by the Board of Directors), and such other officers as may be elected in accordance with the provisions of this Article. Any two or more offices may be held by the same person.

Section 2.          Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as reasonably practicable. Subject to the provisions of Section 3 of this Article V hereof, each officer shall hold office until the last to occur of the next annual meeting of the Board of Directors or until the election and qualification of his or her successor.

Section 3.          Removal of Officers. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4.          Vacancies; New Offices. A vacancy occurring in any office may be filled and new offices may be created and filled, at any time, by the Board of Directors.

Section 5.          Chairman of the Board and Chief Executive Officer. The Chairman of the Board shall be the chief executive officer of the Corporation. He or she shall be in charge of the day to day business and affairs of the Corporation, subject to the direction and control of the Board of Directors and shall have the general powers and duties of supervision and management usually vested in the position of Chief Executive Officer. He or she shall preside at all meetings of the Board of Directors. He or she shall have the power to appoint such agents and employees as in his or her judgment may be necessary or proper for the transaction of the business of the Corporation. He or she may sign: (i) with the secretary or other proper officer of the Corporation thereunto authorized by the Board of Directors, stock certificates of the Corporation the issuance of which shall have been authorized by the Board of Directors; and (ii) any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument.

Section 6.          President. The President shall assist the Chairman of the Board in the discharge of his or her duties as the Chairman of the Board may direct, and shall perform such other duties from time to time as may be assigned to him or her by the Chairman of the Board or the Board of Directors. In the absence of the Chairman of the Board or in the event of his or her inability to act, the President shall perform the duties and exercise the authority of the Chairman of the Board.

Section 7.          Vice President(s). The Vice President (or in the event there is more than one vice president, each of them) shall assist the Chairman of the Board and the President in the discharge of his or her respective duties as the Chairman of the Board or the President may direct, and shall perform such other duties as from time to time may be assigned to him or her (or them) by the Chairman of the Board, the President or the Board of Directors. In the absence of the President or in the event of his or her inability to act, the Vice President (or vice presidents, in the order of their election), shall perform the duties and exercise the authority of the President.

Section 8.          Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article VIII of these By-laws, have charge of and be responsible for the maintenance of adequate books of account for the Corporation, and, in general, perform all duties incident to the office of Treasurer and such other duties not inconsistent with these By-laws as from time to time may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors.

Section 9.          Secretary. The Secretary shall keep the minutes of the stockholders’ and the Board of Directors’ meetings, see that all notices are duly given in accordance with the provisions of these By-laws or as required by law, have general charge of the corporate records and of the seal of the Corporation, have general charge of the stock transfer books of the Corporation, keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder, sign with the Chairman of the Board, the President, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation, the issuance of which shall have been authorized by the Board of Directors, and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument, and, in general, perform all duties incident to the office of secretary and such other duties not inconsistent with these By-laws as from time to time may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors.

Section 10.        Assistant Treasurers and Assistant Secretaries. The Board of Directors may elect one or more than one assistant treasurer and assistant secretary. In the absence of the Treasurer or in the event of his or her inability to act, the assistant treasurers, in the order of their election, shall perform the duties and exercise the authority of the treasurer. In the absence of the Secretary or in the event of his or her inability to act, the assistant secretaries, in the order of their election, shall perform the duties and exercise the authority of the secretary. The assistant treasurers and assistant secretaries, in general, shall perform such other duties not inconsistent with these By-laws as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chairman of the Board, the President or the Board of Directors.

Section 11.        Compensation. The compensation of all directors and officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation. All compensation so established shall be reasonable and solely for services rendered to the Corporation.

ARTICLE VI
SHARES OF STOCK

Section 1.          Certificate of Shares. The certificates of shares issued by the Corporation shall be numbered and shall be entered in the share ledger as they are issued. They shall state the name of the registered holder of the shares represented thereby, the name of the Corporation, and that it is incorporated under the laws of Oklahoma, the number, designation, if any, and class or series of shares and the par value of the shares represented thereby. Certificates of shares shall be issued and transferred in the form and manner prescribed by law, and shall contain such statements as may be required by law, the Corporation’s Amended and Restated Certificate of Incorporation, or as may be deemed appropriate.

Section 2.          Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Oklahoma.

Section 3.          Transfer of Shares. Upon surrender to the Secretary or transfer agent of the Corporation of a certificate of shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Corporation to issue a new certificate in lieu thereof, to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

When a transfer of shares is requested and there is a reasonable doubt as to the right of the person seeking such transfer, the Corporation or its transfer agent, before registering the transfer of the shares on its books or issuing any certificate therefore, may require from such person reasonable proof of the person’s right to such transfer, and if there remains a reasonable doubt in respect thereto may require such person to give adequate security or a bond of indemnity executed by a corporate surety or by two individual sureties satisfactory to the Corporation as to form, amount and responsibility of sureties.

If any such proof, security, or bond be not furnished when required, as herein provided, neither the Corporation nor any officer thereof shall be liable for refusing to register the transfer on its books or issue a new certificate for shares.

Section 4.          Lost Certificates. The Board of Directors may prescribe conditions whereby a new certificate or certificates of stock may be issued in place of any certificate or certificates of stock theretofore issued by the Corporation, alleged to have been stolen, lost or destroyed.

ARTICLE VII
DIVIDEND AND RECORD DATE

Section 1.          Dividends. If the date appointed for the payment of any dividend shall fall on a legal holiday, then the dividend payable on such date shall be paid on the next day not a legal holiday.

Section 2.          Record Date. The Board of Directors may fix a time, not exceeding forty (40) days, or such longer period as is then permitted by Oklahoma law, preceding the date fixed for the payment of any dividend or distribution or the date for the allotment of rights or the date when any change or conversion or exchange of shares shall be made or go into effect, as a record date for the determination of the stockholders entitled to receive payment of any such dividend, distribution, or allotment of rights, or to exercise rights in respect to any such change, conversion, or exchange of shares, and in such case only registered stockholders on the date so fixed shall be entitled to receive payment of such dividend, distribution, or allotment of rights or to exercise such rights of change, conversion, or exchange of shares, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid.

The Board of Directors may close the books against any transfers of shares during the whole or any part of a period not exceeding forty (40) days preceding the date fixed for the payment of any dividend or distribution or the date for allotment of, or exercise of rights or the date when any change or conversion or exchange of shares may be made.

ARTICLE VIII
OBLIGATIONS OF THE CORPORATION

All obligations of the Corporation, including bonds, debentures, promissory notes, and all checks, drafts, bills of exchange, and all contracts of every kind shall be signed by the Chairman of the Board, President or such other officer or officers of the Corporation as the Board of Directors may from time to time designate, provided, however, that the Chairman of the Board and the President shall have the power and authority to designate other officers or agents of the Corporation to execute all bonds, mortgages and other contracts of the Corporation requiring a seal, and such individuals and the Treasurer shall further have the power and authority to appoint such person or persons to sign checks, drafts and bills of exchange drawn against the accounts of the Corporation with any and all banks with which the Corporation may do business as shall in the discretion of the Chairman of the Board, President or Treasurer be necessary from time to time, all such designation or appointments, however, may be revoked at any time by the Board of Directors. All signatures authorized in this article may be facsimiles engraved or printed.

ARTICLE IX
CONTRACTS

Inasmuch as the directors of the Corporation may be men or women of large and diversified business interests and are likely to be connected with other corporations with which this Corporation may have business dealings from time to time, no contract or other transaction between this Corporation and any other corporation shall be affected by the fact that directors of this Corporation are interested in, or are directors or officers of such other corporation, and any director individually may be a party to or may be interested in any contract or transaction of this Corporation, provided that such contract or transaction shall be approved or be ratified by the affirmative vote of a majority of the Board not so interested.

The Board of Directors at its discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders, or at any meeting of the stockholders called for the purpose of considering such act or contract, and any act or contract that shall be approved or be ratified by vote of the holders of a majority of the capital stock of the Corporation, entitled to vote at such meeting, represented in person or by proxy at such meeting, shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved and ratified by every stockholder of the Corporation.

ARTICLE X
INSPECTION OF BOOKS

The stockholders are entitled to inspect the books, accounts and records of the Corporation as provided by law, and the Board of Directors may determine the conditions, regulations and time for such inspection including the determination as to whether such inspection is for a proper purpose.

ARTICLE XI
FISCAL YEAR

The fiscal year of the Corporation shall begin the first day of January in each year.

ARTICLE XII
AMENDMENTS

Subject to the provisions of the Corporation’s Amended and Restated Certificate of Incorporation, these By-laws may be amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by the holders of at least a majority of the voting power of the shares represented and entitled to vote thereon at such meeting at which a quorum is present; provided that in the notice of such special meeting notice of such purpose shall be given. Subject to the laws of the State of Oklahoma, the Corporation’s Amended and Restated Certificate of Incorporation and these By-laws, the Board of Directors may by majority vote of those present at any meeting at which a quorum is present amend these By-laws, or adopt such other By-laws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

ARTICLE XIII
EMERGENCY BY-LAWS

Section 1.          Emergency By-Laws.  The emergency bylaws provided in this Article XIII shall be operative during any emergency resulting from an attack on the United States or on or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors cannot readily be convened for action.  To the extent not inconsistent with these emergency by-laws, the By-Laws of the Corporation shall remain in effect during any emergency and upon its termination these emergency by-laws shall cease to be operative.

Section 2.          Meetings.  During any such emergency, a meeting of the Board of Directors may be called by any officer or director by giving two days' notice thereof to such of the directors as it may be feasible to reach at the time and by such means as may be feasible at the time.  The notice shall specify the time and the place of the meeting, which shall be the principal executive offices of the Corporation or any other place specified in the notice.  At any such meeting, three members of the then existing Board of Directors shall constitute a quorum, which may act by majority vote.

Section 3.          Temporary Directors.  If the number of directors who are available to act shall drop below three, additional directors, in whatever number is necessary to constitute a Board of three Directors, shall be selected automatically from the first available officers or employees in the order provided in the emergency succession list established by the Board of Directors and in effect at the time an emergency arises. Additional directors, beyond the minimum number of three directors, but not more than three additional directors, may be elected from any officers or employees on the emergency succession list.

Section 4.          Authority.  The Board of Directors is empowered with the maximum authority possible under the Oklahoma General Corporation Act, and all other applicable law, to conduct the interim management of the affairs of the Corporation in an emergency in what it considers to be in the best interests of the Corporation (including the right to amend this Article) irrespective of the provisions of the Amended and Restated Certificate of Incorporation or of the By-Laws.

Section 5.          Liability.  No officer, director or employee acting in accordance with this Article XIII shall be liable except for willful misconduct.